UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2008

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective May 30, 2008, we entered into an amendment (the "Amendment") to our two outstanding term notes – (i) the $2.5 million secured convertible note issued in May 2004 (the "2004 Note") and (ii) the $1.5 million secured convertible note issued in January 2005 (the "2005 Note").

The Amendment provides as follows:

• With respect to the 2004 Note, the parties agreed to (a) extend the maturity date to be due in full on or before July 31, 2008, (b) change the final payment on the 2004 Note to 107.5% of the then-outstanding total principal amount, and (c) delete a provision providing for a prepayment penalty of 130%. Other than additional changes to accomplish the above, the other terms of the 2004 Note, as previously amended, remain unchanged.

• With respect to the 2005 Note, the parties agreed to change the prepayment penalty from 130% to 107.5% of then outstanding principal amount. The other terms of the 2005 Note, as previously amended, remain unchanged.

The principal document involved in the transaction is an Omnibus Amendment, a copy of which is attached hereto as an exhibit to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
10.1 Omnibus Amendment to Laurus Convertible Term Notes, dated May 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

June 5, 2008	By:	/s/ John P. Jensen

Name: John P. Jensen
Title: VP of Finance and Controller

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Exhibit Index

Exhibit No.	Description

10.1	Omnibus Amendment to Laurus Convertible Term Notes, dated May 30, 2008.